Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We hereby consent to the incorporation by reference, in this Registration Statement of Cenovus Energy Inc. (the “Registrant”) on Form S-8, of the Information Circular incorporated by reference to the Form 6-K of EnCana Corporation, filed with the Commission on October 29, 2009, which makes reference to our name and reports evaluating a portion of Cenovus Energy Inc.’s and EnCana Corporation’s petroleum and natural gas reserves as of December 31, 2008, and the information derived from our reports, as described or incorporated by reference in Cenovus Energy Inc.’s Registration Statement on Form 40-F, filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.
MCDANIEL & ASSOCIATES CONSULTANTS LTD.
By:    /s/  P. A. Welch

P. A. Welch, P. Eng.
President & Managing Director
Calgary, Alberta
November 27, 2009
2200, Bow Valley Square 3, 255 – 5 Avenue SW, Calgary AB T2P 3G6   Tel: (403) 262-5506   Fax: (403) 233-2744   www.mcdan.com